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                                                                  EXHIBIT 99(II)
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                             DYNATECH CORPORATION
                  NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN


Section 1.  General Purpose of the Plan; Definitions
            ----------------------------------------

      The name of the plan is the Dynatech Corporation Non-Employee Directors Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable Eligible Directors to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

      The following terms shall be defined as set forth below:

      "Act" means the Securities Exchange Act of 1934, as amended.

      "Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with such person.

      "Award" means either an Option or a Share Award granted under the Plan.

      "Board" means the Board of Directors of the Company.

      "CD&R Fund" means the Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

      "Change in Control" means the first to occur of any of the following events:

      (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Act), other than the Company, its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries, the CD&R Fund or any Affiliate of the CD&R Fund, of 50% or more of the combined voting power of the then outstanding voting securities of the Company;

      (ii) the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of
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   the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

      (iii) the liquidation or dissolution of the Company other than a liquidation of the Company into any of its Subsidiaries; and

      (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company or the CD&R Fund.

      "Company" means Dynatech Corporation, a Massachusetts corporation.

      "Effective Date" means the date on which the Plan is adopted by the Board.

      "Eligible Director" means a member of the Board who is not also an officer or employee of the Company or any Subsidiary or a representative of the CD&R Fund.

      "Fair Market Value" means the fair market value of a share of Stock, as determined in good faith by the Board, which determination after May 1999 shall be made on the basis of an independent valuation of the Stock and such other factors as the Board deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and its Subsidiaries in recent periods, the potential value of the Company and its Subsidiaries as a whole, the future prospects of the Company and its Subsidiaries and the industries in which they compete, the history and management of the Company and its Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and its Subsidiaries and the trading price of the Stock. The determination of Fair Market Value will not give effect to any restrictions on transfer of the Stock, the fact that the Stock would represent a minority interest in the Company or the fact that the Stock is not liquid. The Fair Market Value as determined in good faith by the Board and in the absence of fraud shall be binding and conclusive upon all parties. Notwithstanding the foregoing, after any Public Offering, Fair Market Value on any date shall be the average of the high and low trading price of a share of Stock on the principal national securities exchange on which the Stock is admitted to trade or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, that if any such exchange or quotation system is closed on
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any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first day immediately preceding such day on which such exchange or quotation system was open for trading.

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      "Option" or "Stock Option" means any non-qualified stock option to purchase shares of Stock granted pursuant to Section 4.

      "Public Offering" means an underwritten public offering of the Stock after the Effective Date led by at least one underwriter of nationally recognized standing.

      "Share Award" means an award of Stock to an Eligible Director pursuant to
Section 5.

      "Stock" means the Common Stock of the Company, no par value, subject to adjustments pursuant to Section 3.

      "Stock Account" shall mean a memorandum account established to record the Share Awards otherwise distributable to an Eligible Director which shall be deemed invested in Units.

      "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

      "Units" shall have the meaning ascribed thereto in Section 5(c).

Section 2.  Administration of Plan
            ----------------------

      The Plan shall be administered by the Board. The Board shall have the power and authority to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan. All decisions and interpretations of the Board shall be binding on all persons, including the Company and Eligible Directors.

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Section 3.  Shares Issuable under the Plan; Mergers; Substitution
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      (a)   Shares Issuable.  The aggregate maximum number of shares of Stock
            ---------------
reserved and available for issuance under the Plan shall be 750,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company other than through the payment of cash or the distribution of property (including Stock) or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares of Stock issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

      (b)   Stock Dividends, Mergers, etc.  In the event of a stock dividend,
            -----------------------------
stock split or similar change in capitalization affecting the Stock, the Board shall make appropriate adjustments to prevent the enlargement or diminution of the rights of any participant in (i) the number and kind of shares of stock or
                                  -
securities with respect to which Awards may thereafter be granted, (ii) the
                                                                    --
number and kind of shares remaining subject to outstanding Options, (iii) the
                                                                     ---
option or purchase price in respect of any shares subject to any outstanding Options and (iv) the number of Shares to be awarded pursuant to a Share Award.
             --
In the event of any merger, consolidation, dissolution or liquidation of the Company, the Board in its sole discretion may, as to any outstanding Options, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and the number and purchase price (if any) of shares subject to such Options as it may determine and as may be permitted by the terms of such transaction, or amend or terminate such Options upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Option, shall require payment or other consideration which the Board deems equitable in the circumstances).

Section 4.  Stock Options
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      (a)   Grant of Options.  Each Eligible Director shall automatically be
            ----------------
granted a Stock Option to purchase 25,000 shares of Stock on the later to occur of November 30, 1998 and the date he or she is first elected to the Board. The exercise price per share for the Stock covered by a Stock Option granted hereunder shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

       (b)  Option Term. Except as otherwise expressly provided herein, the term
            -----------
of each Stock Option shall be ten years after the date the option is granted.

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      (c)   Exercise; Termination; Non-transferability.
            ------------------------------------------

            (1) Except as otherwise expressly provided herein, each Option granted hereunder shall be and become exercisable in five equal annual installments on each of the first five anniversaries of the date of grant of such Option, provided that the Eligible Director is still serving as a member of the Board on the relevant anniversary date.

            (2) No Stock Option granted under this Section 4 shall be transferable by an Eligible Director otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable, during the Eligible Director's lifetime only by him or her. Any Option granted to an Eligible Director and outstanding on the date of his or her death may be exercised by the legal representative or legatee of the optionee for a period of six months from the date of death until the expiration of the stated term of the option, if earlier.

            (3) Options granted under this Section 4 may be exercised, in whole or in part, by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made in cash, by certified or bank check or by such other instrument acceptable to the Board or, with the consent of the Board, in whole or in part in the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held, unrestricted, by the optionee for at least six months. For purposes of the Plan, such surrendered shares shall be valued at Fair Market Value on the exercise date.

            (4) An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

      The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of law. To the extent deemed necessary or appropriate by the Company, such certificates shall bear appropriate legends.

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Section 5.  Share Awards
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       (a)  Grant. Except to the extent that an Eligible Director elects to
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defer receipt of a Share Award, each Eligible Director shall receive, in advance and on the first day of each calendar quarter, a Share Award in respect of that number of shares of Stock recommended by the Compensation Committee of the Board of Directors and approved by the Board. The number of shares of Stock awarded in respect of Share Awards for each calendar year shall be issued in lieu of other any fees (including, but not limited to, any annual retainer fees, meeting fees or chairman's fees) that would be payable for services as a director, and are expected to have a value (at the time the number of shares subject to quarterly Share Awards for such year are established) approximately equal to the amount of fees that would be payable to each Eligible Director for his or her services based on appropriate competitive practices. For periods prior to 2000, the quarterly Share Award will be 4,000 shares of Stock.

       (b)  Deferral.   Prior to the later of the last day of the calendar year
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in which any Share Awards will be made and the date on which an Eligible
Director commences services as a director, such Eligible Director may elect to defer receipt of all or any part of any Share Awards to be made in the next calendar year (or, in the case an election made prior to service on the Board, in the remainder of the then current calendar year) and to have such deferred portion of the Share Award credited to the Eligible Director's Stock Account. A deferral election shall be made by written notice filed with the Clerk of the Company. Such election shall continue in effect (including with Share Awards payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Clerk of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Share Awards to be made in subsequent calendar years. Amounts credited to the Eligible Director's Stock Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Share Awards granted in the calendar year following the year in which such new election is filed.

       (c)  Stock Account.  Any Share Award deferred shall be deemed to be
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invested in a number of notional shares of Stock (the "Units") equal to the number of shares of Stock subject to the portion of the Share Award deferred. Whenever a dividend other than a dividend payable in the form of shares is declared with respect to the shares, the number of Units in an Eligible Director's Stock Account shall be increased by the number of Units determined by dividing (i) the product of (A) the number of Units in such Stock Account on the
          -                  -
related dividend record date and (B) the amount of any cash dividend declared by
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the Company on a share (or, in the case of any dividend distributable in property other than Stock, the per Share Award of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market
                                                         --
Value on the related dividend payment date. In the case of any dividend declared on shares of Stock which is payable in Stock, the Eligible Director's Stock Account shall be increased by the number of Units equal to the product of
(i) the number of Units credited to his or her Stock Account on the related
 -
dividend record date and (ii) the number of shares (including any fraction
                          --
thereof) distributable as a dividend on a share. In the event of any change in the number or kind of outstanding shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Stock, other than a stock dividend as provided above, the Board shall make an appropriate adjustment in the number of Units credited to the Eligible Director's Stock Account.

       (d) Distribution from Accounts Upon Termination of Service as a Director.
           --------------------------------------------------------------------
All distributions from an Eligible Director's Stock Account shall be in shares of Stock, except that any fractional shares distributable shall be paid in cash based on the Fair Market Value of a share on the date of distribution. At the time an Eligible Director makes a deferral election, such Eligible Director shall also file with the Clerk of the Company a written election with respect to
(i) when distribution from such Stock Account shall commence (e.g., at a fixed
 -                                                            ----
date, immediately following the date the Eligible Director ceases to be a director or on the first business day of any calendar year following the calendar year in which the Eligible Director ceases to be a director) and (ii)
                                                                           --
whether such distribution shall be in a single distribution or in such number of annual installments (not to exceed ten) as the Eligible Director may designate. An Eligible Director may at any time, and from time to time, change any distribution election applicable to his or her Stock Account, provided that no
                                                              -------------
election to change the timing of any terminal distribution shall be effective unless it is made in writing and received by the Clerk of the Company at least one full calendar year prior to the time at which the Eligible Director ceases to be a director.

       If an Eligible Director fails to specify a commencement date for a distribution in accordance herewith, such distribution shall commence on the first business day of the calendar year immediately following the year in which the Eligible Director ceases to be a director. If an Eligible Director fails to specify that a distribution shall be made in a single distribution or a number of installments, such distribution shall be made in a single distribution. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such installment distribution election shall have been paid. Any distribution in installments shall be in respect of the greatest number of whole shares determined by multiplying the number of Units standing to the credit of the Eligible Director by a fraction, the numerator of which is one (1) and the denominator of which shall be the number of installments (including the current

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installment) yet to be paid; provided that the last installment shall always be
                             -------------
the balance in the Eligible Director's Stock Account.

Section 6.  Amendments and Termination
            --------------------------

      The Board may, at any time, amend or discontinue the Plan and may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent.

Section 7.  Change in Control Provisions.
            ----------------------------

      (a)   Options.  In the event of a Change in Control, each Option shall
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become fully vested and exercisable and may, in the discretion of the Board, be canceled in exchange for a payment in accordance with subparagraph (iii) below of an amount equal to the excess, if any, of (i) the product of the Change in
                                              -
Control Price multiplied by the aggregate number of shares of Stock covered by such Option immediately prior to the Change in Control over (ii) the aggregate
                                                             --
Option Price for all shares subject to such Option. Payment of the amount calculated in accordance with the immediately preceding sentence shall be made in cash or, if the transaction giving rise to the Change in Control is intended to qualify for pooling of interests accounting treatment, in a number of shares of Stock having a value (based on the Change in Control Price) equal to such amount, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control.

      (b)   Alternative Awards.  Notwithstanding paragraph (a), no cancellation,
            ------------------
termination, acceleration of exercisability or vesting or settlement or other payment shall occur with respect to any outstanding Option if the Board (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Options shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Options being hereinafter referred to as an "Alternative Awards") by the acquiring entity (or the direct or indirect parent thereof) provided that
                                                                --------
any Alternative Awards must:

      (i) provide the participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under the terms of such participant's outstanding Options immediately prior to the consummation of the transaction constituting the Change in Control, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of exercise or payment;

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      (ii)  have substantially equivalent economic value to such outstanding
      Options (determined at the time of the Change in Control); and

      (iii) have terms and conditions which provide that in the event that the participant suffers an involuntary termination of his Board membership within two years following a Change in Control:

            (x) any conditions on the participant's rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award held by such participant shall be waived or shall lapse, as the case may be; or

            (y) the participant shall have the right to surrender such Alternative Award within 30 days following such termination in exchange for a payment equal to the excess of the fair market value of the stock subject to the Alternative Award over the price, if any, that the participant would be required to pay to exercise such Alternative Award, which payment shall be made in cash or, if the transaction giving rise to the Change in Control is intended to qualify for pooling of interests accounting treatment, in a number of shares of the stock subject to the Alternative Award having a fair market value equal to such amount.

Section 8.  General Provisions
            ------------------

        (a) No Distribution; Compliance with Legal Requirements.  The Board may
            ---------------------------------------------------
require each person acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Board may require the placing of such stock-orders and restrictive legends on certificates for Stock and Options as it deems appropriate.

        (b) Delivery of Stock Certificates.  Delivery of stock certificates to
            ------------------------------
participants under this Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

        (c) Other Compensation Arrangements; No Rights to Board Membership.
            --------------------------------------------------------------
Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements for Directors; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of

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Options do not confer upon any Director any right to continued membership on the
Board.

        (d) Status of Plan.  With respect to the portion of any Option which has
            --------------
not been exercised, a participant shall have no rights greater than those of a general creditor of the Company.

Section 9.  Effective Date of Plan
            ----------------------

        The Plan shall become effective upon approval by the Board; provided
                                                                    --------
that no further grants of Awards shall be made hereunder after the first meeting
----
of shareholders of the Company occurring after the date of adoption of the Plan unless the Plan is approved at or before such meeting by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of shareholders.

Section 10. Governing Law
            -------------

        This Plan shall be governed by Massachusetts law except to the extent such law is preempted by federal law.

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